Exhibit 99.1
                                                                    ------------



FOR IMMEDIATE RELEASE

[LOGO OMITTED]  Duquesne Light Holdings                           [LOGO OMITTED]
                                                                     MACQUARIE


           MACQUARIE-LED CONSORTIUM TO ACQUIRE DUQUESNE LIGHT HOLDINGS FOR $1.59 BILLION; TRANSACTION ENTERPRISE VALUE OF $3.15 BILLION

             Duquesne Light's Headquarters to Remain in Pittsburgh,
                          Morgan O'Brien To Remain CEO

               Ongoing Commitment to Duquesne's Customer Service,
                     Reliability and Community Involvement

        Cash Offer Represents 21.7% Premium on Prior Closing Share Price

PITTSBURGH, PA and NEW YORK, NY, July 5, 2006 - Duquesne Light Holdings (NYSE:
DQE, "Duquesne Light", "the Company") and a consortium led by Macquarie Infrastructure Partners and Diversified Utility and Energy Trusts (DUET), ("the Macquarie Consortium"), today announced that they have entered into a definitive merger agreement.

Under the terms of the agreement, the Macquarie Consortium will acquire all of the outstanding shares of Duquesne Light Holdings for $20.00 per share in cash, representing a 21.7% premium based upon Duquesne Light Holdings' closing share price on July 3, 2006. Duquesne Light Holdings' headquarters will remain in Pittsburgh and the companies will maintain Duquesne Light's longstanding commitment to service, reliability and community involvement. The transaction has been approved by the Board of Directors of Duquesne Light Holdings and the members of the Macquarie Consortium.

"I am excited about the opportunity that this merger presents for our customers, shareholders, employees and the communities we serve," said Morgan K. O'Brien, President and Chief Executive Officer of Duquesne Light. "Macquarie is the global infrastructure leader and a dynamic organization with an outstanding track-record of long-term investment in infrastructure assets in the U.S. and around the world. We are confident that our partnership with the Macquarie Consortium will not only help ensure Duquesne Light's continued success, but also add to the ongoing success of our region."

"Duquesne Light is dedicated to providing its 587,000 customers in the Pittsburgh region reliable, safe and efficient electric service," continued Mr. O'Brien. "Over the last several years, as we have made progress under our back-to-basics strategy, Duquesne Light has reviewed a broad range of strategic alternatives. In a consolidating electric utility industry, this partnership with the Macquarie Consortium gives Duquesne Light the best opportunity to maintain our role as a committed, Pittsburgh-based public service provider, a key employer and a long-time community partner in the region while delivering an attractive cash premium to our shareholders. This is the right transaction at the right time with the right partner for Duquesne Light."

Christopher J. Leslie, Chief Executive Officer of Macquarie Infrastructure Partners, said, "We are pleased to have the opportunity to team with this well-established, solidly-run, locally-based utility as Macquarie further expands its infrastructure interests in the United States. Duquesne Light is a strong, stable company in a market that has displayed consistent demand over time. We believe it is an excellent, long-term investment for our consortium.

"We are confident that with Duquesne Light's talented management team and experienced workforce, the Company can continue to enhance its financial and operating performance and build upon its leadership role in the communities it serves," continued Mr. Leslie. "We are firmly committed to making the capital expenditures necessary to ensure Duquesne Light continues to provide the high level of reliability and customer service for which it is known."

Commitment to Duquesne Light's Headquarters, Management and Employees
---------------------------------------------------------------------

Upon completion of the transaction, Duquesne Light Holdings' common stock will cease to be publicly traded and the Company will be a wholly owned subsidiary of Castor Holdings LLC, operating as Duquesne Light Holdings. Duquesne Light Holdings' headquarters will remain in Pittsburgh and the Company will continue to be subject to regulations of the Pennsylvania Public Utility Commission (PAPUC) and the Federal Energy Regulatory Commission (FERC).

The Macquarie Consortium plans to retain Morgan O'Brien in his current role as Chief Executive Officer. Macquarie will honor the current collective bargaining agreement in place for Duquesne Light's represented employees, as well as existing wage and benefit packages for non-represented employees.

"A significant part of our attraction to Duquesne Light is the high quality of its existing management and employees," said Mr. Leslie. "We look forward to those same people continuing to play an essential role at Duquesne Light, and to working closely with Morgan O'Brien and the other members of the Duquesne Light management team to continue driving the Company's success."

Commitment to Duquesne Light's Customers
----------------------------------------

A key priority of the Macquarie Consortium is to ensure that Duquesne Light continues to provide high levels of service and reliability to customers throughout Allegheny and Beaver counties.

"Duquesne Light has made a significant commitment to improve the electric infrastructure of the region, in order to maintain the levels of service and reliability customers have come to expect," said Mr. O'Brien. "Over the long-term, Macquarie is committed to funding necessary maintenance and upgrades to the Company's electric infrastructure."

Commitment to Duquesne Light's Community Involvement
----------------------------------------------------

Duquesne Light and the members of the Macquarie Consortium have excellent records of corporate citizenship and community involvement and the Macquarie Consortium is committed to continuing Duquesne Light's ongoing active role in the community.

"We view this transaction as a strong endorsement of Duquesne Light and our more than 125-year commitment to the Pittsburgh region," said Mr. O'Brien. "We look forward to keeping our logo on Pittsburgh's skyline and our employees on the job in their home communities for many years to come."

"We regard Duquesne Light as a community asset," added Mr. Leslie. "We welcome the opportunity to join with the Duquesne Light team to become a contributing member of the Pittsburgh community. We are committed to maintaining the Company's extensive community support and involvement in Duquesne Light's service territory."

Transaction Terms and Financing
-------------------------------

Under the terms of the agreement, the Macquarie Consortium will acquire all of the outstanding common shares of Duquesne Light Holdings for $20.00 per share in cash. The transaction has a total equity market value of approximately $1.59 billion, based upon the approximately 79.6 million Duquesne Light Holdings common shares currently outstanding. The Macquarie Consortium also will assume $148 million of Duquesne Light Company's preferred and preference shares on issue as well as assuming approximately $1.26 billion of Duquesne Light Holdings' long-term debt (estimated at completion).

The offer represents a premium of 21.7% based upon Duquesne Light Holdings' closing share price on July 3, 2006 and a premium of 24.0% over Duquesne Light Holdings' average 30-day closing price ending July 3, 2006.

Prior to the closing of the acquisition, members of the Macquarie Consortium will also invest approximately $141 million in newly issued Duquesne Light Holdings equity under a private placement, priced at $16 per share. Duquesne Light Holdings intends to use the proceeds to assist the financing of the planned acquisition of a minority interest in the Keystone and Conemaugh generation stations, as well as in its ongoing utility infrastructure investment program.

The transaction will be funded at completion from the following financing sources:
o    $954 million in Consortium cash equity;
o $141 million in newly issued shares of Duquesne Light Holdings contributed by members of the Consortium; and
o    $638 million of term loan bank debt facilities.

The Macquarie Consortium will also assume:

o    $148 million of Duquesne Light Company preferred and preference shares;
o    $1.26 billion in assumed long term debt (estimated at completion).

The total enterprise value of the transaction is $3.15 billion.

Further debt facilities totaling $807 million will be available to the Macquarie Consortium for the repayment of existing debt and Duquesne Light Company preference shares (approximately $424 million), capital expenditure and general corporate purposes (approximately $275 million) plus transaction and other costs.

Approvals and Timing
--------------------

The transaction is subject to customary closing conditions, including the approval of Duquesne Light's shareholders and various regulatory agencies, including the Pennsylvania Public Utility Commission (PAPUC) and the Federal Energy Regulatory Commission (FERC). The companies anticipate completing the transaction in the first quarter of 2007.

Lehman Brothers has provided a fairness opinion regarding the transaction to Duquesne Light's Board of Directors.

Macquarie Securities (USA) Inc. acted as financial advisor to the Macquarie Consortium in connection with the transaction.

Conference Call
---------------
Duquesne Light Holdings and the Macquarie Consortium will host a management presentation at 3 p.m. today, July 5, 2006, in New York. The presentation also will be available by teleconference and webcast. The presentation can be accessed by dialing 706-643-0299 beginning 10 minutes prior to the start of the call. A live, listen-only webcast of the conference call, together with a copy of this news release, is available on the Internet at Duquesne Light Holdings' web site: www.duquesnelightholdings.com.

For interested individuals unable to join the conference call, a replay will be available by dialing 800-642-1687 and using conference ID 2574619. In addition, an online archive of the webcast will be available at the Company's web site: www.duquesnelightholdings.com.

About Duquesne Light Holdings
-----------------------------
Duquesne Light Holdings is comprised of an electric-utility company and several affiliate companies that complement the core business. Duquesne Light Company, its principal subsidiary, is a leader in the transmission and distribution of electric energy, offering superior customer service and reliability to more than half a million customers in southwestern Pennsylvania. For more information, please visit Duquesne Light's website: www.duquesnelightholdings.com

About the Macquarie Consortium
------------------------------
The Macquarie-led Consortium that has entered into a definitive merger agreement with Duquesne Light is led by Macquarie Infrastructure Partners and Diversified Utility and Energy Trusts. The Consortium also includes Industry Funds Management Pty Ltd, an Australian infrastructure investment fund, and other institutional investors.

Macquarie Infrastructure Partners (MIP), headquartered in New York, is managed by a member of the Macquarie group (Macquarie). MIP is a diversified unlisted fund focusing on infrastructure investments in the United States and Canada. The Fund's seed investment includes a committed majority equity stake in Aquarion Company, a regulated New England water utility operating in Connecticut, Massachusetts, New Hampshire, and New York State.

Diversified Utility and Energy Trusts (DUET), listed on the Australian Stock Exchange (ASX:DUE), is managed under a 50:50 joint venture between Macquarie Bank Limited and AMP Limited. DUET has majority ownership in some of Australia's key, regulated energy utility businesses. These include regional electricity (United Energy Distributors) and gas (Multinet) distribution businesses in the state of Victoria as well as Western Australia's Dampier to Bunbury gas transmission pipeline, that state's key gas infrastructure asset. DUET also has a minority stake in Western Australia's largest gas distributor, AlintaGas Networks. For more information, visit www.duet.net.au.

About Macquarie
---------------
The Macquarie group is one of the world's largest owners and managers of infrastructure assets, managing over $25 billion in infrastructure equity around the world. Important community infrastructure investments managed by Macquarie include assets in the energy transmission and distribution, water, transportation, airport, social infrastructure, and telecommunications sectors.

Macquarie's infrastructure investment philosophy is to:
o invest strategically for the long-term in quality infrastructure and related assets;
o take a partnership approach, working with strong existing management teams to support overall performance;
o bring specialist international networks and global resources to support business growth; and
o    manage its various assets responsibly and profitably for the long-term.

Macquarie has significant experience managing numerous regulated energy and utility investments around the world. In the United States Macquarie's energy and utility investments to date include: Aquarion Company, a New England water utility (pending financial close and regulatory approval); The Gas Company, a Hawaiian full-service gas company; Thermal Chicago, district energy assets located in Chicago and Las Vegas; Path 15, an upgrade of Southern California's electricity transmission grid; and Michigan Electric Transmission Company, an electricity transmission company in Michigan, among others.

The foregoing contains forward-looking statements, the results of which may materially differ from those implied due to known and unknown risks and uncertainties, some of which are discussed below. The ultimate timing of the merger transaction closing depends on, among other things, the timing of PAPUC and FERC approvals, which, in turn, depend on the procedures of those agencies. Timing of the Keystone and Conemaugh power station acquisitions will depend on the timing and substance of the regulatory approval.

Additional Information and Where to Find It
-------------------------------------------
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Duquesne Light by the Macquarie Consortium. In connection with the proposed acquisition, Duquesne Light Holdings will file relevant materials with the Securities and Exchange Commission, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF DUQUESNE LIGHT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING DUQUESNE LIGHT'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Duquesne Light Holdings at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Duquesne Light Holdings by directing such request to Holdings at 411 Seventh Avenue, Pittsburgh, PA 15219, Attn: Corporate Secretary; or by telephone: 800-247-0400 (outside the Pittsburgh area) or 412-393-6167 (in the Pittsburgh area).

Participants in Solicitation
Duquesne Light Holdings and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in the Company's Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2006, and information concerning all of the Company's participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from Duquesne Light Holdings by directing such request to the address provided in the section above.

CONTACTS:
FOR DUQUESNE LIGHT                                     FOR MACQUARIE
Financial Community:                                   Alex Doughty
Darrin Duda, CFA                                       Corporate Communications
(412) 393-1158                                         Macquarie
                                                       Office: (212) 231-1710
Media:                                                 Cell: (646) 824-1708
John Laudenslager
(412) 232-6848

                                       ###